Exhibit 99.1

B&G Foods Announces Initial Public Offering of its
Class A Common Stock as a Separately Traded Security

Parsippany, N.J., May 9, 2007—B&G Foods, Inc., a manufacturer and distributor of high-quality, shelf-stable branded food products, today announced its intention to offer, subject to market and other conditions, 13,900,000 shares of its Class A common stock at an initial public offering price anticipated to be between $12.00 and $14.00 per share, pursuant to an effective shelf registration statement previously filed with the Securities and the Exchange Commission. In connection with the offering, B&G Foods expects to grant the underwriters an option for a period of 30 days to purchase up to an additional 2,085,000 shares of Class A common stock.  The shares of Class A common stock offered by B&G Foods have been approved for listing on the New York Stock Exchange under the trading symbol “BGS” and will trade separately from B&G Foods’ Enhanced Income Securities, which currently trade on the American Stock Exchange under the trading symbol “BGF.”

B&G Foods expects to use the net proceeds of the offering (1) to repurchase outstanding shares of its Class B common stock, (2) to repay a portion of its term loan borrowings under its senior secured credit facility, (3) to pay fees and expenses related to the offering and (4) for general corporate purposes.

Credit Suisse Securities (USA) LLC and Lehman Brothers Inc. are acting as joint book-running managers and RBC Capital Markets Corporation is acting as co-manager of the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The offering is being made only by means of a prospectus and the related prospectus supplement.

Interested persons may obtain copies of the prospectus and the related preliminary prospectus supplement from Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010 or Lehman Brothers Inc., c/o Broadridge, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717.

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, shelf-stable foods across the United States, Canada and Puerto Rico.  B&G Foods’ products include hot cereals, jams, jellies and fruit spreads, canned meats and beans, spices, seasonings, marinades, hot sauces, wine vinegar, maple syrup, molasses, salad dressings, Mexican-style sauces, taco shells and kits, salsas, pickles and peppers and other specialty food products.  B&G Foods competes in the retail grocery, food service, specialty store, private label, club and mass merchandiser channels of distribution.  Based in Parsippany, New Jersey, B&G Foods’s products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Brer Rabbit, Cream of Rice, Cream of Wheat, Emeril’s, Grandma’s Molasses, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Red Devil, Regina, San Del, Sa-són Ac’cent, Trappey’s, Underwood, Vermont Maid and Wright’s.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.”  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’s filings with the Securities and Exchange Commission.

Contacts:

Investor Relations: ICR, Inc. Don Duffy 866-211-8151	Media Relations: ICR, Inc. John Flanagan 203-682-8222